Exhibit 99.1

For Immediate Release

SAGENT CONTACT:

Jonathon Singer

(847) 908-1605

jsinger@sagentpharma.com

Sagent Pharmaceuticals Announces Acquisition of Omega Laboratories

Expands Sagent’s Global Footprint, Product Portfolio and Industry Leading Development Pipeline

Expected to be Immediately Accretive to Cash Earnings

SCHAUMBURG, Ill., October 1, 2014 – Sagent Pharmaceuticals, Inc. (NASDAQ: SGNT) (“Sagent”), a leader of specialty pharmaceutical products with an emphasis on the injectable market, today announced that it has acquired Omega Laboratories Limited (“Omega”), a market leading specialty pharmaceutical company based in Montreal, Canada. The combination of Sagent and Omega creates a premier generic injectable company with a robust product portfolio, deep development pipeline and strong global presence. The transaction closed on October 1, 2014, and is expected to be immediately accretive to cash earnings. Sagent acquired Omega for approximately US$85.3 million (C$95 million) in an all-cash deal financed by its strong balance sheet.

Omega has been providing the Canadian market with a comprehensive line of innovative pharmaceutical products since 1958. The company’s generic injectable and specialty pharmaceutical portfolios generally maintain leading positions in several niche markets across Canada. Over the last three years the company has produced a compound annual growth rate (CAGR) of 22.6% and 2013 revenues were C$36.5 million. Omega also has strong export capabilities, currently marketing its 93 products in over 40 countries, in key markets such as Europe and Asia. In addition, Omega has an extensive pipeline, consisting of 26 generic injectable drugs scheduled to be launched between 2014 and 2019.

“Omega is a well-respected leader in the specialty pharmaceutical space, with a highly experienced management team, and a strong track record of developing and producing quality products,” said Jeffrey Yordon, Chairman and Chief Executive Officer of Sagent. “This acquisition marks a significant milestone in realizing our strategic vision to broaden our portfolio, expand our pipeline and extend our global footprint. Our combined diverse, highly complementary portfolio will result in significantly increased sales across the globe and create additional opportunities for meaningful growth.”

Mr. Yordon continued, “The transaction augments our operational capacity in the near-, and more importantly, long- term by leveraging our existing infrastructure and partner network to optimize production across a broader base while continuing the investment in expanding Omega’s manufacturing capabilities. This approach will fulfill growing demand for FDA approved facilities and products and maintain a consistent supply of quality products to the marketplace. The vertical integration component is complementary to our foundational partner model and supports the continuation of our growth trajectory.”

François Angers, President and Chief Executive Officer of Omega, added, “We are very excited to join the Sagent team. Together we have the resources, skills and capabilities to build a global leader in the generic injectable space. Importantly, this transaction supports our growth objectives by providing access to Sagent’s robust product portfolio and supporting our planned capacity expansion in Montreal. We look forward to continuing to build upon the strong growth momentum and solid infrastructure that has benefited both companies in recent years.”

Key Benefits of the Transaction Include:

•	Strong Product Portfolio and Pipeline: Omega has focused considerable investments in R&D, which has led to the internal development and launch of 76 injectable product formulations, 10 non-injectable pharmaceuticals and seven antiseptic solutions. In addition, Omega expects to launch 26 generic drugs, including six Oncology formulations, in the next five years. Together, Sagent and Omega will have more than 80 products and 100 generic dossiers pending approval or launch.

•	Expanded Global Footprint: The acquisition of Omega allows for the global expansion of Sagent by leveraging the company’s broad distribution network, which distributes products to approximately 40 countries around the world. It creates an opportunity to sell Sagent’s product portfolio, as well as gain an important foothold, in attractive markets such as Canada, Europe and Southeast Asia. Additionally, Sagent will be able to enhance its global partner network with the addition of Omega’s important partner relationships, as well as provide Omega products to its existing customer base.

•	Platform for Meaningful Growth: Omega’s highly-complementary business and product portfolio, strong development capabilities, solid and seasoned leadership team and continued investments in vertical integration are an excellent cultural and strategic fit for Sagent and provide exceptional growth opportunities in both the short- and long-term.

Advisors

Stikeman Elliott LLP and Kirkland & Ellis LLP provided legal representation to Sagent. PwC Corporate Finance served as Omega’s exclusive financial advisor and Fasken Martineua DuMoulin LLP provided legal representation to Omega.

Conference Call Information

Sagent will host a conference call to discuss the acquisition on Thursday, October 2, beginning at 9:00 a.m. Eastern Daylight Time. Please call 877-293-5456 from the United States or +1-707-287-9357 internationally. In addition, the live conference call is being webcast and can be accessed on the “Events and Presentations” page of the “Investor Relations” section of the Company’s website, www.sagentpharma.com. A replay also will be available for 14 days following the live call, and may be accessed via the Company’s website or by calling 855-859-2056, passcode 13306092.

About Sagent Pharmaceuticals, Inc.

Sagent Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on developing, manufacturing, sourcing and marketing pharmaceutical products, with a specific emphasis on injectables. Sagent has created a unique global network of resources, comprising rapid development capabilities, sophisticated manufacturing and innovative drug delivery technologies, resulting in an extensive and rapidly expanding pharmaceutical product portfolio that fulfills the evolving needs of patients.

About Omega Laboratories Limited

Omega Laboratories Limited is a pharmaceutical and specialty healthcare products company focused on manufacturing, innovation, quality, and rapid R&D development for the Canadian and global markets. The Hospital Division manufactures sterile vial format injectables, antiseptics, oncology injectables, and non-injectable pharmaceuticals for the Canadian and export markets and the Allergy and Phlebology Divisions provide specialized products and services for Canadian customers. Omega is committed to meeting the evolving needs of its customers and patients through expanded production installations, quality products and superior service.

Forward-Looking Statements

Statements contained in this press release contain forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give Sagent’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business as of the date of this release. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Sagent’s expectations are not predictions of future performance, and future results may substantially differ from current expectations based upon a variety of factors, risks and uncertainties affecting Sagent’s business, including, among others, our reliance upon our business partners for timely supply of sufficient high quality API and finished products in the quantities we require; the difficulty of predicting the timing or outcome of product development efforts and global regulatory approvals; the difficulty of predicting the timing and outcome of any pending litigation including litigation involving third parties that may have an impact on the timing of Sagent’s product launches; the impact of competitive products and pricing and actions by Sagent’s competitors with respect thereto; the timing of product launches; compliance with FDA and other global governmental regulations by Sagent and its third party manufacturers; changes in laws and regulations; our ability to successfully integrate our newly acquired Omega subsidiary; our ability to realize the expected benefits from our acquisition of and investment in our China and Omega subsidiaries; the additional capital investments we will be required to make in our international subsidiaries to achieve their manufacturing potential; the implementation and maintenance of our new enterprise resource planning software and other related applications and such other risks detailed in Sagent’s periodic public filings with the Securities and Exchange Commission, including but not limited to Sagent’s annual report on Form 10-K for the year ended December 31, 2013, filed on March 7, 2014. Sagent disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law.